Exhibit 99.1
Latch (Now DOOR) Files 2025 Annual Report and Provides Financial Update
Total revenue increased 24% year-over-year

March 31, 2026 – St. Louis – Latch, Inc., which has rebranded as DOOR (“DOOR” or the “Company”), today announced that the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) with the U.S. Securities and Exchange Commission (the “SEC”).
The Annual Report was filed under the Company’s legal name, Latch, Inc., as the Company continues operating under its new DOOR brand. The Company’s shares currently trade on the OTC Markets under the symbol, “LTCH,” and the corporate name and ticker update are expected at a later date.
2025 Financial and Business Highlights
DOOR is providing the following 2025 financial and business highlights.
●Software revenue of $22.1 million, a $1.9 million (9%) year-over-year increase
●Total revenue of $70.1 million, a $13.5 million (24%) year-over-year increase
●Operating expenses of $79.6 million, a $4.8 million (6%) year-over-year reduction
●Net loss of $(53.7) million, a $3.8 million (7%) year-over-year improvement
●Adjusted EBITDA (non-GAAP) of $(27.1) million, an $8.9 million (25%) year-over-year improvement
The Company’s net loss for the year ended December 31, 2025 was negatively impacted by the following non-cash items: (i) a $16.6 million impairment of goodwill and (ii) a $4.9 million inventory-related write-off. Excluding the goodwill impairment, operating expenses would have been $63.0 million, representing a $21.4 million (25%) year-over-year improvement.
Additional details about DOOR’s 2025 performance are presented in the Annual Report.
“With total revenue of $70.1 million, a 24% year-over-year increase, 2025 was a transformational year for DOOR,” said David Lillis, Chief Executive Officer of DOOR. “Our deliberate, multi-year cost-savings efforts contributed to another year-over-year reduction in operating expenses. And, despite the significant negative impact of $21.5 million of non-cash impairments, we still showed improvement in our net loss.”
Key Business Metrics

(in thousands)	Year Ended December 31,
	2025	2024	YoY Change (%)

GAAP(1) Measures
Software revenue	$22,140	$20,255	9%
Total revenue	$70,117	$56,630	24%
Net loss	$(53,747)	$(57,596)	(7%)
Non-GAAP Measure
Adjusted EBITDA	$(27,089)	$(35,966)	(25%)

(1)Generally accepted accounting principles in the United States of America

About DOOR
DOOR is a Building Intelligence company redefining how buildings operate. By combining premium hardware, intuitive software, and automated services into one streamlined system, DOOR helps properties think ahead, reduce overhead, and quietly improve life inside. Headquartered in St. Louis, DOOR supports owners, operators, and residents across residential portfolios and purpose-built communities.
The new brand and platform experience are live today at DOOR.com.
Information Regarding Key Business Metrics
DOOR reviews key business metrics to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operating results of the Company. For definitions and discussions of our key business metrics, see the Annual Report. Increases or decreases in the Company’s key business metrics may not correspond with increases or decreases in its revenue.
The limitations these key business metrics have as an analytical tool include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in DOOR’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of the following items, if applicable: (i) depreciation and amortization expense, (ii) net interest income or expense, (iii) provision for income taxes, (iv) change in fair value of warrant liability, trading securities, or derivative instruments, (v) restructuring costs, (vi) transaction-related costs, (vii) impairment of assets, (viii) non-ordinary course legal fees and settlement reserves, (ix) stock-based compensation expense and (x) gain or loss on extinguishment of debt. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Year ended December 31,
	2025	2024

Net Loss	$(53,747)	$(57,596)
Depreciation and amortization	5,277	7,202
Interest expense (income), net(1)	1,113	(1,416)
Provision for income taxes	—	2
Change in fair value of warrant liability	(18)	(159)
Restructuring costs	(93)	1,581
Impairment of goodwill	16,600	—
Impairment of intangible assets, net	—	2,849
Non-ordinary course legal fees and settlement reserves(2)	3,228	12,151
Stock-based compensation	551	(580)
Adjusted EBITDA	$(27,089)	$(35,966)(3)

(1)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, the Company has determined that there is a significant financing component related to the time value of money and has therefore broken out the interest component and recorded it as a component of interest (expense) income, net on the Consolidated Statements of Operations and Comprehensive Loss. Interest (expense) income, net includes interest expense associated with the significant financing component of $2.5 million and $3.5 million for the years ended December 31, 2025 and 2024, respectively.
(2)Amounts primarily represent legal fees related to certain stockholder lawsuits and the ongoing SEC investigation. The previously reported amount of $7.4 million for the year ended December 31, 2024 has been corrected to $12.2 million herein to include an additional $4.8 million in non-ordinary course legal fees and settlement reserves, consistent with the current-period presentation. While the Company is involved in various litigation and legal disputes in the ordinary course of its business, the Company believes the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal operating expenses. These costs are included within general and administrative within the Consolidated Statements of Operations and Comprehensive Loss.
(3)The previously reported Adjusted EBITDA of $(40.7) million for the year ended December 31, 2024 has been corrected to $(36.0) million herein to exclude an additional $4.8 million in non-ordinary course legal fees and settlement reserves.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s cash expenditures, cash flows, revenues, and other financial or operational results, the Company’s business plans, the Company’s name and branding, and the Company’s application for its securities to trade on any particular market or national securities exchange or under a particular stock ticker. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its business plans and achieve revenue forecasts; changes in the Company’s plans; unexpected delays, difficulties, or expenditures; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the Annual Report, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
Media Contact:
press@door.com
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